Exhibit 99.1

Spansion Inc. Reports Second Quarter 2014 Results

Sunnyvale, California, July 30, 2014 -- Spansion Inc. (NYSE: CODE), a global leader in embedded systems solutions, today announced operating results for its second quarter ended June 29, 2014.

On a U.S. GAAP basis, Spansion reported second quarter net sales of $314.7 million, gross margin of 29.5%, operating loss of $8.0 million and net loss of $12.0 million or $0.20 per share.

On a non-GAAP basis, gross margin was 33.2%, operating income was $22.1 million and net income was $15.6 million.

For a reconciliation of GAAP to non-GAAP results, see accompanying tables “Reconciliation of U.S. GAAP to Non-GAAP Financial Measures.”

Second Quarter 2014 Financial Highlights:

●	Revenue of $314.7 million, a 61.3% year-over-year increase

●	Non-GAAP gross margin of 33.2%

●	Non-GAAP operating income of $22.1 million or 7.0% of revenue

●	Adjusted EBITDA of $36.1 million or 11.5% of revenue

●	Non-GAAP Diluted EPS of $0.24

●	Cash, cash equivalents and short term investments of $304.8 million

Note: Percentages may not calculate precisely due to rounding.

Second Quarter 2014 Business Highlights:

●	Maintained embedded market leadership

●	Strong growth of newer products (NAND, 45 nm flash, MCUs and analog)

●	Continued design win momentum

●	Launched new automotive MCUs and energy harvesting power management circuits

“Demand continued to be strong in the second quarter across all of our businesses. However, we experienced supply challenges with a foundry partner, which impacted product delivery to customers,” said John Kispert, CEO of Spansion.  “Looking forward, we are optimistic about our strong design win momentum and the opportunities for delivering integrated systems in high-growth embedded markets, enabled by our product roadmap and strong relationships with customers around the world.”

Quarterly Conference Call and Accompanying Slide Presentation

Spansion will host a conference call Wednesday, July 30, 2014, at 1:30 PM PT/ 4:30 PM ET to discuss its second quarter 2014 results. A live webcast of the conference call, with an accompanying slide presentation, may be accessed through the investor relations section of Spansion’s website at http://investor.spansion.com/.

Dial-in: 1-877-415-3185 (toll free), 1-857-244-7328 (International), Passcode: 33476465

An audio replay will be available within two hours of the call through August 6, 2014 and may be accessed via dial-in at 1-888-286-8010 (US), 1-617-801-6888 (International), with the Passcode 73249969 or by webcast on the investor relations section of Spansion's website at http://investor.spansion.com/.

Second Quarter 2014 Results

U.S. GAAP Results, in $millions except per share data and percentages

	Q2 2014	Q1 2014	Q2 2013
Net Sales	$314.7	$311.8	$195.1
Gross Margin	29.5%	28.8%	29.4%
Operating Loss	($8.0)	($9.4)	($0.6)
Operating Margin	(2.5%)	(3.0%)	(0.3%)
Net Loss	($12.0)	($22.5)	($3.2)
Diluted Net Loss Per Share	($0.20)	($0.38)	($0.06)

 Non-GAAP Results, in $millions except per share data and percentages

	Q2 2014	Q1 2014	Q2 2013
Net Sales	$314.7	$311.8	$195.1
Gross Margin	33.2%	33.0%	33.6%
Operating Income	$22.1	$19.0	$18.4
Operating Margin	7.0%	6.1%	9.5%
Net Income	$15.6	$11.6	$15.7
Diluted Net Income Per Share	$0.24	$0.18	$0.26

Note: Percentages may not calculate precisely due to rounding.

Business Outlook

For the third quarter of 2014, Spansion estimates net sales in the range of $305 million to $345 million and GAAP diluted net loss per share of ($0.18) to ($0.13). Non-GAAP gross margin is expected to be in the range of 33.5% to 36.5%, and non-GAAP diluted EPS is expected to be in the range of $0.22 to $0.30. These estimates exclude amortization of intangibles of approximately $9 million, accretion of non-cash interest associated with convertible notes of $1 million to $2 million, and equity compensation expense of approximately $2 million in COGS and $8 million in Net Income. These estimates also exclude charges related to defensive litigation of $3 million to $4 million, and one time items related to the recently acquired Fujitsu Microcontroller and Analog business including (i) $1 million to $2 million in inventory markup related to fair value accounting, (ii) $1 million to $2 million in integration related costs, and (iii) restructuring costs of $1 million to $2 million.

About Spansion

Spansion (NYSE: CODE) is a global leader in embedded systems solutions. Spansion’s flash memory, microcontrollers, analog and mixed-signal products drive the development of faster, intelligent, secure and energy efficient electronics. Spansion is at the heart of electronics systems, connecting, controlling, storing and powering everything from automotive electronics and industrial systems to the highly interactive and immersive consumer devices that are enriching people's daily lives. For more information, visit http://www.spansion.com.

Spansion®, the Spansion logo, MirrorBit®, MirrorBit® Eclipse™ and combinations thereof, are trademarks or registered trademarks of Spansion LLC in the United States and other countries. Other names used are for informational purposes only and may be trademarks of their respective owners.

Cautionary Statement

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward looking statements include statements regarding our estimated net sales, net loss per share, non-GAAP gross margin and non-GAAP earnings per share, expectations regarding demand for and interest in our products, and the estimated amounts of certain expense items that are adjusted in the presentation of non-GAAP results, for the third quarter of 2014. Forward-looking statements are subject to risks and uncertainties, and actual events or results may differ materially from those projected in such statements. Factors that could cause our actual results to differ materially include, but are not limited to, those discussed under "Part I, Item 1A. Risk Factors" in our 2013 Annual Report on Form 10-K, as amended by the Form 10-K/A filed July 8, 2014. These risks include our ability to: accurately forecast customer demand for our products; manage risks associated with our investment in new business strategies and acquisitions, such as our acquisition of the MCA business from Fujitsu; maintain our distribution relationships and channels in the future; manage risks associated with our global customer base and support structure; maintain and manage relations with third party manufacturers; maintain manufacturing efficiency; and protect our intellectual property and defend against infringement or other intellectual property claims. Except as required by applicable law, we undertake no obligation to revise or update any forward-looking statements to reflect any events or circumstances that arise after the date of this report, or to conform such statements to actual results or changes in our expectations.

Press Contact: Michele Landry Spansion Inc. +1.408.616.3817 Michele.landry@spansion.com	Investor Relations: Rahul Mathur Spansion Inc. +1.408.616.6682 Rahul.mathur@spansion.com

Spansion Inc.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(In thousands, except per share amounts)

	Three Months Ended June 29, 2014	Three Months Ended March 30, 2014	Three Months Ended June 30, 2013
Net sales	$314,666	$311,750	$195,070
Cost of sales	221,844	221,918	137,714
Gross Profit	92,822	89,832	57,356
Research and development	39,702	43,562	23,548
Sales, general and administrative	61,081	55,631	34,414
Operating loss	(7,961)	(9,361)	(606)
Interest income and other, net	5,941	(4,600)	3,118
Interest expense	(6,139)	(6,087)	(7,378)
Loss before income taxes	(8,159)	(20,048)	(4,866)
Provision (benefit) for income taxes	3,815	2,447	(1,635)
Net loss	(11,974)	(22,495)	(3,231)
Net loss per common share
Basic	$(0.20)	$(0.38)	$(0.06)
Diluted	$(0.20)	$(0.38)	$(0.06)
Shares used in per share calculation
Basic	60,799	59,771	58,646
Diluted	60,799	59,771	58,646

Spansion Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(In thousands except par value and shares)

Assets	June 29, 2014	March 30, 2014	December 29, 2013
Current assets:
Cash and cash equivalents	$268,930	$262,473	$286,069
Short-term investments	35,843	26,922	25,428
Accounts receivable, net	177,958	176,714	177,838
Inventories	251,564	256,891	254,154
Deferred income taxes	5,275	4,638	4,592
Prepaid expenses and other current assets	53,642	49,347	52,756
Total current assets	793,212	776,985	800,837

Property, plant and equipment, net	188,265	184,648	185,505
Intangible assets	150,118	158,950	167,949
Goodwill	166,508	166,473	166,422
Other assets	66,890	50,980	60,208
Total assets	$1,364,993	$1,338,036	$1,380,921

Liabilities and Equity
Current liabilities:
Accounts payable	147,606	128,524	126,680
Accrued compensation and benefits	39,281	62,735	57,876
Accrued liabilities and other	151,405	146,059	86,352
Income taxes payable	1,201	3,846	4,651
Deferred income	34,668	27,035	30,247
Current portion of long-term debt	2,390	2,394	97,320
Total current liabilities	376,551	370,593	403,126

Deferred income taxes	4,331	3,704	3,675
Long-term debt, less current portion	406,593	406,013	404,612
Other long-term liabilities	53,058	31,976	32,048
Total liabilities	840,533	812,286	843,461
Stockholders’ equity
Class A Common stock, $0.001 par value, 150,000,000 shares authorized, 61,118,304 shares issued and outstanding (60,358,585 shares as of March 30, 2014 and 58,882,949 shares as of December 29, 2013)	61	61	59
Class B common stock, $0.001 par value, 1 share authorized, 0 share issued and outstanding as of June 29, 2014 and March 30, 2014 (1 share issued and outstanding as of December 29, 2013)	-	-	-
Preferred Stock, $0.001 par value, 50,000,000 shares authorized, 0 shares issued and outstanding	-	-	-
Additional paid-in capital	772,398	761,212	747,393
Accumulated deficit	(240,429)	(228,454)	(205,959)
Accumulated other comprehensive loss	(7,570)	(7,069)	(4,033)
Total stockholders’ equity	524,460	525,750	537,460
Total liabilities and stockholders’ equity	$1,364,993	$1,338,036	$1,380,921

Spansion Inc.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

(In thousands)

	Three Months Ended June 29, 2014	Three Months Ended March 30, 2014	Three Months Ended June 30, 2013
Cash Flows from Operating Activities:
Net Loss	$(11,974)	$(22,495)	$(3,231)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	26,950	26,306	19,827
Provision (benefit) from deferred income taxes	(31)	(47)	34
Reserve reversal on final settlement of bankruptcy claims	(3,205)	-	-
Gain on pension assets	(2,494)	-	-
Net loss (gain) on sale and disposal of property, plant and equipment	10	(34)	(365)
Gain on recovery from impaired investments	(457)	(449)	-
Loss on repurchase of 7.875% Senior Notes	-	1,137	-
Compensation recognized under employee stock plans	7,121	8,481	7,672
Changes in operating assets and liabilities	11,647	6,480	(15,432)
Net cash provided by operating activities	27,567	19,379	8,505
Cash Flows from Investing Activities:
Proceeds from sale of property, plant and equipment	11	96	322
Purchase of property, plant and equipment	(12,270)	(10,316)	(11,829)
Purchase of marketable securities	(13,547)	(9,876)	(67,080)
Proceeds from sale and maturities of marketable securities	4,626	8,382	14,727
Proceeds from recovery of impaired investments	457	449	-
Net cash used for investing activities	(20,723)	(11,265)	(63,860)
Cash Flows from Financing Activities:
Proceeds from issuance of common stock due to options exercised	4,065	5,341	839
Payments on financing arrangements	(4,666)	-	(1,079)
Repurchase of 7.875% Senior Notes including costs	-	(96,319)	-
Refinancing costs on Term loan and Revolver	-	-	(84)
Net proceeds from sale of Sunnyvale property	-	58,908	-
Net cash used for financing activities	(601)	(32,070)	(324)
Effect of exchange rate on cash and cash equivalents	214	360	(518)
Net increase (decrease) in cash and cash equivalents	6,457	(23,596)	(56,197)
Cash and cash equivalents at the beginning of period	262,473	286,069	261,732
Cash and cash equivalents at end of period	$268,930	$262,473	$205,535

Use of Non-GAAP Financial Information

To provide investors and others with additional information regarding Spansion’s operating results, we have disclosed in this press release certain non-GAAP financial measures, including gross profit, operating income, net income, and adjusted EBITDA. These non-GAAP financial measures are a supplement to, and not a substitute for or superior to, the company’s results presented in accordance with U.S. GAAP.

The non-GAAP financial measures are provided to enhance the user’s overall understanding of the company’s operating performance. Specifically, the company believes the non-GAAP information provides useful measures to investors regarding the company’s financial performance by excluding certain expenses that the company believes are not indicative of its core operating results. For more information on non-GAAP financial measures, please see the reconciliations of such measures in the tables of this release.

Management believes these non-GAAP financial measures reflect Spansion’s ongoing business in a manner that allows for meaningful period-to-period comparison and analysis of trends in Spansion’s business, as they exclude expenses that are not reflective of ongoing operating results and provide useful information to investors and others in understanding and evaluating Spansion’s operating results and future prospects in the same manner as management. During the quarter ended June 29, 2014, the presentation of non-GAAP financial information included the addition of intangible amortization, equity compensation expense, inventory markup amortization, bankruptcy reserve reversal, acquisition related costs, litigation reserve, financing arrangements related costs and others to net income as they are either non-cash or non-recurring in nature. The amounts in the U.S. GAAP to Non-GAAP reconciliation below for litigation reserves include the impact of actual expense incurred and adjustments to the accrual for estimated defensive litigation costs for the next 4 quarters per Company policy. Actual expense incurred for defensive litigation was $3.6 million in Q1 2014 and $3.0 million in Q2 2014.

Reconciliation of U.S. GAAP to Non-GAAP Financial Measures

Gross Profit to Non-GAAP Gross Profit

($ in millions)	Q2 2014	Q1 2014	Q2 2013
GAAP gross profit	$92.8	$89.8	$57.4
Add: Intangibles amortization	8.9	9.2	6.8
Add: Inventory mark-up amortization relating to Microcontroller and Analog business acquisition	1.1	2.0	-
Add: Equity compensation expense	1.4	1.5	1.3
Add: Acquisition related costs	0.3	0.5	-
Non-GAAP Gross Profit	$104.6	$103.0	$65.5

Operating Loss to Non-GAAP Operating Income

($ in millions)	Q2 2014	Q1 2014	Q2 2013
GAAP operating loss	$(8.0)	$(9.4)	$(0.6)
Add: Intangibles amortization	8.9	9.2	6.8
Add: Inventory mark-up amortization relating to Microcontroller and Analog business acquisition	1.1	2.0	-
Add: Equity compensation expense	7.1	8.5	7.7
Add: Acquisition related costs	1.2	7.6	4.5
Add: Litigation reserve	11.7	1.1	-
Non-GAAP Operating Income	$22.1	$19.0	$18.4

Net Loss to Non-GAAP Net Income and Adjusted EBITDA

($ in millions)	Q2 2014	Q1 2014	Q2 2013
GAAP net loss	$(12.0)	$(22.5)	$(3.2)
Add: Intangibles amortization	8.9	9.2	6.8
Add: Inventory mark-up amortization relating to Microcontroller and Analog business acquisition	1.1	2.0	-
Add: Equity compensation expense	7.1	8.5	7.7
Add: Financing arrangements related costs	-	4.8	-
Add: Accretion of interest on the senior exchangeable notes	1.2	1.1	-
Add: Litigation reserve	11.7	1.1	-
Add: Acquisition related costs	0.5	7.8	4.5
Less: Reserve reversal on final settlement of bankruptcy claims	(3.2)	-	-
Add: Others	0.2	(0.3)	-
Non-GAAP Net Income	$15.6	$11.6	$15.7
Add: Interest income and other, net	4.5	5.0	4.3
Add: Taxes	2.0	2.4	(1.6)
Add: Depreciation	14.0	13.2	12.2
Adjusted EBITDA	$36.1	$32.2	$30.6

Note: Totals may not add precisely due to rounding.